EXHIBIT 10.2

DOMAIN NAME, ADDRESS &
UNIFORM RESOURCE LOCATOR (“URL”)	LEASE NUMBER 1356

www.banks.com	60 MONTHLY PAYMENTS OF $14,273.96
applicable taxes to be added

$28,547.92 PAYABLE
IN ADVANCE AS SECURITY DEPOSIT

DESCRIPTION & REGISTRAR(S):
Moniker Online Services, LLC	MAKE CHECKS PAYABLE TO:
20 SW 27th Ave.	DOMAIN CAPITAL, LLC
Suite 201
Pompano Beach, Florida 33069

LEASE AGREEMENT

This lease agreement, including all schedules, supplements and amendments, if any (the “Agreement”) is made the 24th day of November, 2010 between Domain Capital, LLC, its principal office at 2050 Center Avenue, Suite 600, Fort Lee, New Jersey 07024 (the “Lessor”) and Banks.com, Inc. its principal office at 222 Kearny Street, Suite 550, San Francisco, CA 94108 (the “Lessee”).

1. LEASE.

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the domain and URL address described above. Additionally, the website found at the address of the domain (along with related software, documentation and trademarks) is included in this Agreement. All of the aforementioned items and assets related to them are collectively referred to herein as the “Domain.” Neither Lessor, nor Lessee, shall have any obligations hereunder until the execution and delivery of this Agreement. The terms and conditions contained herein shall govern the leasing and use of the Domain.

2. ADDITIONAL DEFINITIONS.

a. The “Access Date” means the date on which the Domain is available for use by Lessee. If Lessee shall fail, without reasonable cause, to execute an acceptance certificate within three days of access to the Domain by Lessee, the Access Date will be considered to be three days after the date the Domain is available to Lessee.

b. The “Commencement Date” means, as to the Domain designated above, where the Access Date for such Domain falls on the first day of the month, that date, and in any other case, the first day of the month following the month in which such Access Date falls.

c. “Web Host Provider” means the third party provider, mutually acceptable to Lessee and Lessor, whichprovidestheactualwebhostingservices (currently                                                                              ). The Web Host Provider has no relationship to, and is independent of, Lessor and is not a party to this Agreement.

3. TERM OF LEASE.

a. The term of this Agreement, as to the Domain designated above, shall commence on the Access Date for such Domain, and shall continue for a period ending sixty (60) months from the Commencement Date (the “Term”).

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b. Any notice of termination given by either party under this Agreement may not be revoked, without the written consent of the other party.

4. PAYMENTS.

As to the Domain, the amounts payable by Lessee to Lessor are as set forth above. Payments shall begin on the Access Date and shall be due and payable by Lessee in advance on the first day of each month. If the Access Date does not fall on the first day of a month, the first payment shall be a pro rata portion of the monthly rental, calculated on a thirty-day basis, due and payable on the Access Date. In addition to the monthly rental set forth above, Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected and however designated, which are levied or based on this Agreement, or on the Domain or its use, lease operation, control, or value, including without limitation, all registration fees payable to registrar(s) and others, state and local privilege or excise taxes based on gross revenue, any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor’s net income. Personal property taxes, if any, on the Domain shall be paid by Lessee. Lessee agrees to file, on behalf of Lessor, all required property and other applicable tax returns and reports concerning the Domain with all appropriate governmental agencies, and, within not more than forty-five days after the due date of such filing (including extensions thereof), to send Lessor confirmation of such filing. Lessor shall give Lessee forty-five days advance written notice of any tax returns required to be filed by Lessee pursuant to this section. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.

A late charge on any past due payment shall accrue at the rate of two percent of each such late payment for each month such payment shall be late, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Late payment charges shall be paid not later than thirty days following the date that the original payment was due. In the event that the Lessor is obligated to transfer the Domain to any third party at any time during the Term of this Agreement pursuant to a judicial order, arbitration or mediation decision, decree, or otherwise, Lessee hereby agrees that it shall nevertheless continue to make all outstanding monthly payments that are then due and owing to Lessor in accordance with the terms of this Agreement.

Lessee may prepay the balance of the lease payments, in full at any time for the corresponding amounts set forth on Attachment “A”, provided that if an Event of Default has occurred and is continuing pursuant to Section 15 herein, such prepayment can be made within 15 days following Lessee’s receipt of the Default Notice, as described in Section 16, by delivering to Lessor any then outstanding lease payments plus the prepayment amount corresponding to the number of the most recent payment made by Lessee (after payment of any then outstanding lease payments) as set forth on Attachment “A” hereto (with the then outstanding lease payments collectively hereinafter referred to as the “Prepayment Amount”). Upon Lessor’s confirmation that it has received the Prepayment Amount (as defined herein), this Agreement shall terminate and Lessor appoints Lessee its attorney in fact, which powers are coupled with an interest to: (i) prepare, execute, file and record terminations of any financing statements filed by or on behalf of Lessor and Lessee with respect to the Domain; (ii) transfer right, title and interest of the Domain with the applicable registrar for the Domain; and (iii) do all acts or things which Lessee may deem necessary or appropriate to release Lessor’s interest in the Domain. If Lessee fails to pay to Lessor the Prepayment Amount within 15 days following Lessee’s receipt of the Default Notice, then Lessee appoints Lessor its attorney in fact, which powers are coupled with an interest, to immediately prepare, execute, file and record terminations of any financing statements filed on behalf of Lessee with respect to the Domain.

5. DOMAIN OPERATIONS/USAGE.

a. Subject to the terms of this Agreement, Lessee shall be entitled to unlimited usage of the Domain without extra charge by Lessor. During the Term, Lessee agrees and acknowledges that the Domain shall not be transferred to any third party, without the prior written consent of Lessor.

b. Lessee may, at its own expense, make alterations to the website, provided that such alterations are legally permissible and Lessee does not intentionally decrease the value of the Domain. Lessee will use reasonable efforts to protect Lessor’s interest in the Domain and its associated website, including, but not limited to, giving appropriate notice of Lessor’s ownership and related interests. Lessee agrees that only properly authorized persons will use the Domain.

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c. Lessee agrees that the Domain contains copyrighted materials that are proprietary to Lessor and/or others. These materials may only be used or accessed as specifically provided for in this Agreement.

d. Lessee agrees not to copy, duplicate, rent, lease, loan, or sell the Domain during the Term of this Agreement without Lessor’s prior written consent. Lessee agrees not to distribute, reverse engineer, or otherwise attempt to discover any programming code used in or with the Domain and/or its associated website. Lessee agrees not to sell, assign, sublicense, or otherwise attempt to transfer any right in the Domain and/or its associated website, create derivative works or in any improper manner commercially exploit the Domain and/or its associated website, in whole or in part.

e. The Domain is provided by Lessor on an “as is” basis, and used solely at the risk of Lessee. Lessee’s non-transferable right, subject to the terms and conditions of this Agreement, to the use of the Domain and/or its associated website do not grant Lessee and its customers a license or any other right to store any of the proprietary items (including any portion of the software or documentation) or to copy or otherwise use such information to create derivative works.

f. Lessee shall not attempt to undermine the security or integrity of the computing systems or networks of Lessor or the Web Host Provider, and Lessee will not attempt to gain unauthorized access. Lessee agrees to respect and not violate copyrights, trademarks, service marks, patents or other intellectual property protected under the terms of this Agreement.

6. MAINTENANCE AND RESTRICTIONS.

Lessee shall, during the continuance of this Agreement, at its expense, keep the Domain in good working order and condition and make all reasonably necessary adjustments, repairs and replacements thereto. Lessee shall not use and/or permit the Domain to be used for any unlawful purpose or for which the Domain is not designed or reasonably suitable.

7. EXPORT CONTROL & REGULATORY COMPLIANCE.

a. Lessee represents and warrants to Lessor that it shall not use the Domain and its associated website to export, re-export, sell, transact, do business with, supply, directly or indirectly, from the United States, or by a third person wherever located, any product, good, software, technology (including technical data) or service whatsoever to any person or entity set forth on the United States Treasury Department Office of Foreign Assets Control list of suspected terrorists, drug traffickers or other specially designated nationals, as well as the United States Department of Commerce Denied Person’s List or Entity List, as each is amended from time to time. In addition, repairing, replacing or technically supporting (servicing) goods or products that may have been obtained in violation of applicable laws is strictly prohibited.

b. Lessee shall comply with all governmental laws, regulations and requirements including, but not limited to: (i) the CAN-SPAM Act of 2003, as amended, and any and all Federal Trade Commission enabling regulations; (ii) the Children’s Online Privacy Protection Act; (iii) all federal and state statutes and governmental regulations pertaining to privacy, deceptive marketing, data protection and credit; and (iv) all government mandated insurance requirements, if any, with respect to the use, maintenance and operation of the Domain.

c. Lessee certifies that, to the best of Lessee’s knowledge, the Lessee has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Lessee hereby acknowledges that the Lessor seeks to comply with all applicable laws concerning money laundering and related activities, including evasion of taxes. In furtherance of those efforts, Lessee hereby represents, warrants and agrees that: (i) none of the cash or property that Lessee will pay or will contribute to the Lessor has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contributions or payments by Lessee to the Lessor, to the extent that they are within Lessee’s control, shall cause the Lessor to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of

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1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Lessee shall promptly notify the Lessor if any of these representations ceases to be true and accurate regarding the Lessee. Lessee shall provide the Lessor any additional information regarding Lessee that the Lessor deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities, including evasion of taxes. Lessee understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or it is otherwise required by applicable laws or regulations related to money laundering or similar activities, Lessor may undertake appropriate actions to ensure compliance with applicable laws or regulations. Lessee further understands that the Lessor may release confidential information regarding the Lessee if required by a valid order of a court of law, but only to the extent of and for the limited purposes of such order and only on the condition precedent that the Lessor notifies the Lessee of such order as soon as reasonably possible after the Lessor’s receipt of such order and allows Lessee ten days to seek an appropriate protective order.

8. OWNERSHIP AND INSPECTION.

a. The Domain shall at all times remain the property of the Lessor. Lessor shall at all times during the Term of this Agreement keep the Domain free and clear of all third party liens, restrictions, licenses, security interests and encumbrances (other than Lessor’s lien and interest in the Domain). Lessor covenants and agrees that it shall not sell, assign or otherwise transfer or grant a security interest in all or any part of the Domain, except in accordance with Section 16 hereof. It is the intention and understanding of both Lessor and Lessee that the Domain shall be, and at all times remain, separately identifiable personal property. Lessee shall not permit the Domain to be parked, stored or maintained with any other domains or personal property in such manner or under such circumstances that Domain might become an accession to or confused with such other personal property; provided, however, that the Domain’s use or maintenance, in accordance with normal operating procedures of Lessee, with any other domains owned by or leased to Lessee, shall not be a violation of the foregoing provisions of this sentence.

b. Lessee certifies that: (i) the Domain is free and clear of all liens, restrictions, licenses, security interests and encumbrances other than Lessor’s lien and interest in the Domain; (ii) during the term of this Agreement, Lessee shall keep the Domain free and clear of all third party liens, restrictions, licenses, security interests and encumbrances; (iii) it transferred good and marketable title in the Domain to Lessor; (iv) prior to entering into this Agreement, it properly purchased the Domain without committing fraud or misrepresentation and did not otherwise infringe upon the rights of any third party while purchasing the Domain; (v) the Domain has not been, and is not currently the subject of any litigation, claim, arbitration or other legal proceeding, either pending, contemplated or threatened, nor has Lessee received any notice of any such pending items; and (vi) it is not in default of any obligations to Silicon Valley Bank or any other third party lenders. Lessee shall not assign this Agreement or any of its rights hereunder or sublease the Domain without the prior written consent of Lessor, except that Lessee may, at its expense, after prior written notice to Lessor, assign this Agreement or sublease the Domain to Lessee’s parent or subsidiary corporation, or to a corporation which shall have been acquired or which owns substantially all of the property of Lessee by merger, consolidation or purchase. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder, without the prior written consent of Lessor.

c. Lessor and/or its agents shall have free access to the codes for the Domain for the purpose of inspection and for any other purpose contemplated in this Agreement.

d. Lessee shall immediately notify Lessor of all details concerning any damage or loss arising out of the functioning or operation of the Domain within two business days thereof if the damage or loss continues for two business days.

9. LIMITATION OF LIABILITY AND LIMITATION OF WARRANTIES.

a. Lessor shall, at the request and expense of Lessee, enforce for the benefit of Lessee any rights which Lessor shall be entitled to enforce in respect of the Domain.

b. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND EXPRESSED OR IMPLIED, WITH RESPECT TO

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THE CONDITION OR PERFORMANCE OF THE DOMAIN, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WITH RESPECT TO INFRINGEMENT OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF PAYMENTS, ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE DOMAIN FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE DOMAIN, (iii) THE USE OR PERFORMANCE OF THE DOMAIN, (iv) ANY INTERRUPTION OR LOSS OF SERVICE OR USE OF THE DOMAIN, AND (v) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING. LESSEE WILL DEFEND, INDEMNIFY AND HOLD LESSOR HARMLESS AGAINST ANY AND ALL CLAIMS, DEMANDS AND LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE DESIGN, USE, POSSESSION OR OPERATION OF THE DOMAIN.

10. SECURITY INTEREST.

a. In the event that Lessor transfers, assigns or grants a security interest in all or any part of its rights in this Agreement, and/or sums payable hereunder to third party, whether as collateral security for any loans or advances made or to be made to Lessor by such third party or otherwise, Lessor will provide Lessee with 30 days prior written notice of such transfer, assignment or grant, unless such transfer or assignment is pursuant to a court order, in which case Lessor will notify the Lessee of such order as soon as reasonably possible after the Lessor’s receipt of such order. Lessee, upon receipt of notice of any such transfer or assignment and instructions from Lessor, shall pay its obligations hereunder or amounts equal thereto to the third party (or to any other party designated by the third party), and Lessee’s obligations hereunder shall be absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee against Lessor for any reason whatsoever; nor, except as otherwise expressly provided herein, this Agreement shall not terminate, nor shall the respective obligations of Lessor or Lessee be otherwise affected, by reason of any defect in the Domain, condition, design, operation or fitness for use thereof or any loss or destruction of the Domain or any part thereof, the prohibition of or other restriction against Lessee’s use of the Domain, the interference with such use by any private person or entity, or by reason of any failure by Lessor to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Lessor to Lessee or to any other person, firm or corporation or to any governmental authority or for any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the payments by Lessee hereunder shall continue to be paid in all events and at the times herein provided, except as otherwise expressly provided for herein.

b. On the Access Date, Lessee will furnish to Lessor, and/or its assignee, a certificate signed by an officer of Lessee to the effect that:

(i) Lessee has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by Lessee and is its valid and binding obligation, enforceable in accordance with its terms. No approval, consent, or withholding of obligation is required from any governmental authority with respect to the entering into or performance of this Agreement by Lessee;

(ii) the entering into or performance of this Agreement by Lessee does not and will not violate a judgment, order, law or regulation applicable to Lessee or any provision of Lessee’s certificate of incorporation, by- laws or other applicable and appropriate documents if Lessee is not a corporation, or result in a breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or on the Domain or this Agreement pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement or other instrument to which Lessee is a party or by which it or its assets may be bound;

(iii) the Domain is duly registered at the Registrar(s) shown above and the website has been and is then operating to the satisfaction of Lessee;

(iv) Lessee has no right, title or interest in the Domain or any part thereof except the right, title and interest therein as provided under this Agreement; and that, on the Access Date, with respect to Lessee, this

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Agreement is in full force and effect, Lessee is not in default hereunder, and, to Lessee’s knowledge, Lessor is not in default hereunder.

c. On the Access Date, Lessor will furnish to Lessee, a certificate signed by an officer of Lessor to the effect that:

(i) Lessor has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by Lessor and is its valid and binding obligation, enforceable in accordance with its terms. No approval, consent, or withholding of obligation is required from any governmental authority with respect to the entering into or performance of this Agreement by Lessor;

(ii) The entering into or performance of this Agreement by Lessor, does not violate a judgment, order, law or regulation applicable to Lessor or any provision of Lessor’s certificate of incorporation, by-laws or other applicable and appropriate documents if Lessor is not a corporation., or result in a breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon the Domain or this Agreement pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement or other instrument to which Lessor is a party or by which it or its assets may be bound;

c. Lessee agrees promptly to execute and deliver to Lessor standard form UCC-1 financing statements as well as such other agreements, documents, instruments and certificates as Lessor may reasonably request (including, without limitation, and certified copies of Board resolutions, both in form and substance satisfactory to Lessor) in order to effect Lessor’s purchase of the Domain or financing thereof.

d. Lessee authorizes Lessor to file a financing statement with respect to the Domain signed only by the Lessor where permitted by the Uniform Commercial Code or other applicable law. Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to execute such financing statement on Lessee’s behalf and to do all acts or things which Lessor may deem necessary to protect Lessor’s title and interest hereunder.

e. Lessor and Lessee further agree that a photographic, electronic or other reproduction of this Lease may be filed as a financing statement and shall be sufficient as a financing statement under the Uniform Commercial Code or other applicable law.

e. It is the intent of the parties that this is a true lease, and the filing of a financial statement under the Uniform Commercial Code or other applicable law shall not be construed as evidence that any security interest was intended to be created, but only to give public notice of Lessor’s ownership of the Domain. If this Lease is deemed at any time to be one intended as security, then Lessee grants Lessor a security interest in the Domain and the proceeds from the sale, lease or other disposition of the Domain.

11. MISCELLANEOUS CHARGES.

Except as otherwise specifically provided in this Agreement, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Agreement or the Domain. Lessee shall also be responsible for all registration and/or registrar fees. Except as provided in Section 14, each party shall pay its own legal, accounting and/or other professional expenses, recording charges and all similar, related or necessary costs in connection with the transactions contemplated by this Agreement.

12. SECURITY DEPOSIT.

As security for the prompt and full payment of the amounts due under this Lease, and Lessee’s complete performance of all of its obligations under this Lease, and any extension or renewal hereof, Lessee has deposited with Lessor the security amount set forth in the section shown as “Schedule of Payments”. In the event any default shall be made in the performance of any of Lessee’s obligations under this Lease, Lessor shall have the right, but not the obligation, to apply the security deposit to the curing of such default. Within fifteen (15) days after Lessor mails notice to Lessee that Lessor has applied any portion of the security deposit to the curing of any default, Lessee shall restore said security deposit to the full amount set forth above. On the expiration or earlier termination or

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cancellation of this Lease, provided Lessee has paid all of the rent called for and fully performed all other provisions of this Lease, Lessor will return to the Lessee any then remaining balance of said security deposit without interest. Said security deposit may be commingled with Lessor’s other funds, as permitted by applicable law.

13. RISK OF LOSS ON LESSEE.

Lessee shall obtain and maintain from the time Lessee executes a document evidencing acceptance of the Domain and for the entire term of this Agreement, at its own expense, liability insurance and insurance against loss or damage to the Domain and such other risks of loss as management of Lessee believes to be prudent and customary in the businesses in which Lessee is engaged and with such insurers as shall be reasonably satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Domain shall not be less than the installments of rent then remaining unpaid hereunder, plus the cost of any renewal or other options. Each insurance policy will name Lessee as an insured and Lessor as an additional insured and loss payee thereof as Lessor’s interest may appear, and shall contain a clause requiring the insurer to give Lessor at least ten days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee further agrees to give Lessor prompt notice of any damage or loss. Lessor shall be named as the Loss Payee on such policies, which shall be written by an insurance company of recognized responsibility. Lessee agrees to insure the interest of any third party referred to in this Agreement under a standard mortgagee clause. Evidence of such insurance coverage shall be furnished to Lessor upon demand. If Lessee shall fail to provide such insurance coverage or evidence thereof, then Lessor will have the right, but not the obligation, to have such insurance protecting Lessor placed at Lessee’s expense. Lessee’s expense shall include the full premium paid for such insurance and any customary charges or fees of Lessor or of Lessor’s assignees associated with such insurance. Lessee shall pay such amounts upon presentation by the Lessor of such premiums and associated charges.

14. INDEMNIFICATION.

a. Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, protect, save, keep and hold Lessor and its respective successors, assigns, legal representatives, agents and servants harmless from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (“collectively, “Claims”) which may be imposed on, incurred by or asserted against Lessor or any of its respective successors, assigns, legal representatives, agents and servants, in any way relating to or arising out of: (i) this Agreement or any document contemplated hereby, or the performance or enforcement of any of the terms hereof; (ii) the development, ownership, possession, use, condition, or operation, sale, other disposition of the Domain by Lessee or any other thing in connection therewith; (iii) any misrepresentation made by Lessee, or any breach of any representations, certifications and warranties contained in this Agreement; and/or (iv) any trademark, copyright or patent infringement relating to the Domain; provided, however, that Lessee shall not be required to indemnify Lessor or its respective successors, assigns, legal representatives, agents and servants, for Claims arising from Lessor’s bad faith, willful misconduct or gross negligence. Lessee agrees that Lessor shall not be liable to Lessee for any liabilities, Claims, losses, damages or expenses of any kind or nature arising in strict liability or caused directly or indirectly by the inadequacy of the Domain for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business unless caused by any bad faith, willful misconduct or gross negliegence of Lessor. Should Lessor be notified of a Claim, Lessor may seek written confirmation from Lessee concerning Lessee’s obligations to indemnify Lessor. Lessee’s failure to provide such confirmation may be considered a breach of this Agreement.

b. Promptly after receipt by Lessor under this Section 14 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, Lessor shall, if a Claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 14, deliver to the Lessee a written notice of the commencement thereof, and the Lessee shall have the right to participate in, and, to the extent the Lessee so desires, if Lessee is a named defendant in such action or proceeding, to assume control of the defense thereof with counsel mutually satisfactory to the Lessee and the Lessor; provided, however, that Lessor

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shall have the right to retain its own counsel,if, in the reasonable opinion of the Lessor, the representation by such counsel of the Lessor and the Lessee would be inappropriate due to actual or potential differing interests between the Lessor and any other party represented by such counsel in such proceeding. Lessor shall cooperate fully with Lessee in connection with any negotiation or defense of any such action or Claim by the Lessee and shall furnish to the Lessee all information reasonably available to the Lessee that relates to such action or Claim. The Lessee shall keep the Lessor fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Lessee shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Lessee shall not unreasonably withhold, delay or condition its consent. The Lessee shall not, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which: (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Lessor of a release from all liability in respect to such indemnified liabilities or litigation; (ii) requires any admission of wrongdoing by Lessor; or (iii) obligates or requires the Lessor to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the Lessee shall be subrogated to all rights of the Lessor with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Lessee within a reasonable time of the commencement of any such action shall not relieve Lessee of any liability to the Lessor under this Section 14, except to the extent that the Lessee is prejudiced in its ability to defend such action.

15. DEFAULT.

Lessee shall be in default hereunder, and there shall be a breach of this Agreement, in the event of any of the following:

a. Lessee fails to pay any installment of rent within ten days after the same becomes due and payable.

b. Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Domain or any items thereof, except as expressly permitted herein.

c. Lessor receives notice of a valid order of a court of competent jurisdiction that the Domain infringes on trademark rights of a third party or if the cancellation or transfer of the Domain is ordered pursuant to an administrative proceeding under ICANN’s Uniform Domain Name Dispute Resolution Policy.

d. Lessor receives notice of a valid court order of competent jurisdiction at any time throughout the term of this Agreement, that Lessee did not have full title, ownership, interest, rights or marketable title to the Domain immediately prior to and upon executing this Agreement.

e. Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder, and such failure shall continue uncured for ten days after written notice thereof to Lessee by Lessor.

f. Lessee ceases doing business as a going concern makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to, or acquiesces in the appointment of, a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its owners shall take any action looking to its dissolution or liquidation. For purposes of this subsection 15(f), a “going concern” opinion rendered by Lessee’s auditors in connection with the audit or review of the Lessee’s financial statements shall not be deemed ceasing to do business as a going concern.

g. Within thirty days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty days after the appointment without Lessee’s consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

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16. REMEDIES.

In the event that Lessee is in default hereunder, then, in any such event, Lessor may at its option do any or all of the following: (i) by notice to Lessee, terminate this Agreement; (ii) whether or not this Agreement is terminated, give appropriate notice to all parties including, but not limited to, registrar(s) and/or take full possession and control of each and every Domain; (iii) sell, dispose of, hold, use or lease any Domain as Lessor in its sole discretion may decide, without any duty to account to Lessee and retain any and all proceeds generated from the sale of the Domain to a third party; (iv) by notice to Lessee, declare immediately due and payable all monies to be paid by Lessee during the Term, and Lessee shall thereupon be obliged to pay such monies to Lessor immediately, provided that Lessor may take the actions described in the foregoing clauses (i), (ii) and (iii) only in the case of an event of default under subsections (a), (b), (c) , (d), (f) or (g) of Section 15 and after Lessor has provided Lessee with notice of such event of default, describing such event of default in reasonable detail (“Default Notice”) and Lessee shall not have paid to Lessor the Prepayment Amount (as defined hereinabove), as described in Section 4, within 15 days following its receipt of such default notice. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default, including all court costs and attorney’s fees. The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of such obligation or of any subsequent breach of the same or any other obligation. Except for Lessee’s payment of the Prepayment Amount pursuant to Section 4 of this Agreement, the subsequent acceptance of payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor’s knowledge of such prior existing breach at the time of acceptance of such payments. The rights afforded Lessor under this paragraph shall not be deemed to be exclusive, but shall be in addition to any other remedies provided by law. Further, in the event that Lessee is in default pursuant to Sections 15(f) or (g) set forth hereinabove, Lessee agrees to use commercially reasonable efforts to either: (i) assume this Agreement within five (5) days of any bankruptcy petition by immediately curing any and all arrears under this Agreement and assuming all payment obligations throughout the Term of this Agreement; or (ii) reject this Agreement, in which case Lessee agrees and acknowledges that Lessor can exercise any and all remedies hereunder without any obligations to the bankrupt estate. In the event of an assumption of this Agreement by the bankrupt estate, Lessor shall be entitled to enforce all of its rights under the Bankruptcy Code, including it right to receive assurances from Lessor that its bankrupt estate has sufficient funds to assume this Agreement and make payments to Lessor in a timely fashion. Additionally, Lessee, or its bankrupt estate, if applicable, agree to take all steps reasonably necessary, including execution of any and all documents, evidencing Lessor’s entitlement to any and all proceeds generated from the sale of the Domain to a third party.

17. PERFORMANCE OF OBLIGATIONS OF LESSEE BY LESSOR.

If Lessee shall be in default hereunder, Lessor may thereafter, without thereby waiving any obligation of Lessee or such default, make the payment or perform or comply with the Agreement, the nonpayment, nonperformance or noncompliance with which caused such default, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be payable by Lessee upon demand.

18. GENERAL.

a. This Agreement shall be deemed to have been made in the State of New Jersey, without giving effect to that state’s choice of law principles, and shall be governed in all respects by the laws of such state. Any dispute related to this Agreement will be adjudicated in the appropriate federal or a state court located in Bergen County, State of New Jersey.

c. This agreement constitutes the entire Agreement between Lessee and Lessor with respect to the Domain, and no covenant, condition or other term or provision may be waived or modified orally.

d. All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice.

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e. During the term of this Agreement , Lessee agrees to provide Lessor with copies of its quarterly and annual financial statements within three business days of the date that Lessee would be required to file such financial statements with the SEC in quarterly reports on Form 10-Q or annual reports on Form 10-K, pursuant to the Securities Act of 1934 unless such information is filed with the SEC through EDGAR and is available to the public through the EDGAR system.

f. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

g. Lessee recognizes that if Lessee fails to timely perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lessor and that Lessor, if Lessor so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

h. So long as Lessee shall not be in default of this Agreement, Lessor shall not interfere with Lessee’s right of quiet enjoyment and use of the Domain.

i. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one instrument.

j. All understandings, representations, indemnities and warranties contained in this Agreement, or any related document, shall survive the expiration or other termination of this Agreement.

The remainder of this page was intentionally left blank.

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ACCEPTED:	LESSEE (FULL LEGAL NAME):

Domain Capital, LLC	Banks.com, Inc.

/s/ Robert J. Alfano	222 Kearny Street, Suite 550
BY: Robert J. Alfano	BILLING ADDRESS
ITS: Pres
DATE: 11/30/10
San Francisco
CITY

	CA	94108

	STATE	ZIP

TELEPHONE NUMBER: (415) 962-9799

E-MAIL ADDRESS: dodonnell@banks.com

DATED: November 24, 2010

The undersigned certifies that the Domain shall be
used for business purposes and agrees that no
modification to this Agreement will be effective
unless made in writing and signed by both parties.

/s/ Daniel O’Donnell
AUTHORIZED SIGNATURE

Daniel O’Donnell
PRINT NAME

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ATTACHMENT “A”

TO

AGREEMENT NO. 1356 DATED NOVEMBER 17, 2010 (“Agreement”)

BETWEEN DOMAIN CAPITAL, LLC (“LESSOR”)

AND BANKS.COM, INC. (“LESSEE”)

SCHEDULE

LEASE	600,000.00
RATE	15.00%
TERM - MONTHS	60
PAYMENT	14,273.96

PMT NO.	BEGINNING BALANCE	PAYMENT	ENDING BALANCE	PREPAYMENT
1	600,000.00	14,273.96	593,226.04
2	593,226.04	14,273.96	586,367.41	693,723.13
3	586,367.41	14,273.96	579,423.04	679,449.17
4	579,423.04	14,273.96	572,391.87	665,175.21
5	572,391.87	14,273.96	565,272.81	650,901.25
6	565,272.81	14,273.96	558,064.77	636,627.29
7	558,064.77	14,273.96	550,766.62	627,020.98
8	550,766.62	14,273.96	543,377.24	617,342.62
9	543,377.24	14,273.96	535,895.50	607,591.68
10	535,895.50	14,273.96	528,320.24	597,767.60
11	528,320.24	14,273.96	520,650.28	587,869.85
12	520,650.28	14,273.96	512,884.45	577,897.86
13	512,884.45	14,273.96	505,021.55	567,851.08
14	505,021.55	14,273.96	497,060.36	557,728.95
15	497,060.36	14,273.96	488,999.66	547,530.91
16	488,999.66	14,273.96	480,838.19	537,256.38
17	480,838.19	14,273.96	472,574.71	526,904.79
18	472,574.71	14,273.96	464,207.94	516,475.56
19	464,207.94	14,273.96	455,736.58	505,968.11
20	455,736.58	14,273.96	447,159.33	495,381.86
21	447,159.33	14,273.96	438,474.86	484,716.21
22	438,474.86	14,273.96	429,681.84	473,970.57
23	429,681.84	14,273.96	420,778.91	463,144.34
24	420,778.91	14,273.96	411,764.68	452,236.91
25	411,764.68	14,273.96	402,637.78	441,247.67
26	402,637.78	14,273.96	393,396.80	430,176.02
27	393,396.80	14,273.96	384,040.30	419,021.32

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28	384,040.30	14,273.96	374,566.85	407,782.97
29	374,566.85	14,273.96	364,974.97	396,460.33
30	364,974.97	14,273.96	355,263.20	385,052.77
31	355,263.20	14,273.96	345,430.04	373,559.65
32	345,430.04	14,273.96	335,473.95	361,980.34
33	335,473.95	14,273.96	325,393.42	350,314.18
34	325,393.42	14,273.96	315,186.88	338,560.52
35	315,186.88	14,273.96	304,852.76	326,718.71
36	304,852.76	14,273.96	294,389.46	314,788.09
37	294,389.46	14,273.96	283,795.37	302,767.99
38	283,795.37	14,273.96	273,068.85	290,657.73
39	273,068.85	14,273.96	262,208.26	278,456.65
40	262,208.26	14,273.96	251,211.90	266,164.07
41	251,211.90	14,273.96	240,078.09	253,779.28
42	240,078.09	14,273.96	228,805.11	241,301.62
43	228,805.11	14,273.96	217,391.21	228,730.37
44	217,391.21	14,273.96	205,834.65	216,064.83
45	205,834.65	14,273.96	194,133.62	203,304.30
46	194,133.62	14,273.96	182,286.33	190,448.07
47	182,286.33	14,273.96	170,290.96	177,495.42
48	170,290.96	14,273.96	158,145.63	164,445.62
49	158,145.63	14,273.96	145,848.50	151,297.95
50	145,848.50	14,273.96	133,397.64	138,051.68
51	133,397.64	14,273.96	120,791.16	124,706.05
52	120,791.16	14,273.96	108,027.09	111,260.33
53	108,027.09	14,273.96	95,103.47	97,713.77
54	95,103.47	14,273.96	82,018.30	84,065.61
55	82,018.30	14,273.96	68,769.58	70,315.09
56	68,769.58	14,273.96	55,355.24	56,461.44
57	55,355.24	14,273.96	41,773.22	42,503.89
58	41,773.22	14,273.96	28,021.43	28,441.66
59	28,021.43	14,273.96	14,097.74	14,273.96
60	14,097.74	14,273.96	(0.00)	0.00

All of the other remaining terms and conditions of the Agreement are incorporated herein by reference.

Lessor:		Lessee:
Domain Capital, LLC		Banks.com, Inc.

By:	/s/ Robert J. Alfano	By:	/s/ Daniel O’Donnell

Title:	Pres	Title:	President & CEO

Date:	11/30/10	Date:	11/24/10

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